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                                                                    Exhibit 99.6


                                IRREVOCABLE PROXY


         THIS IRREVOCABLE PROXY is entered into as of the 14th day of January, 2004, by and among New Mountain Partners, L.P., a Delaware limited partnership (the "Stockholder"), and Bank of America, N.A. in its capacity as trustee (the "Trustee") of the New Mountain Strayer Trust (the "Trust").

         WHEREAS, in anticipation of the transfer by the Stockholder to the Trust of 350,000 shares of Series A Convertible Preferred Stock (the "Shares") of Strayer Education, Inc., a Maryland corporation (the "Company"), the Stockholder is depositing the Shares into escrow pursuant to the terms of the Escrow Agreement, dated as of January 14, 2004 (the "Escrow Agreement");

         WHEREAS, the Stockholder has agreed pursuant to the Escrow Agreement, among other things, to execute an irrevocable proxy transferring voting rights with regard to the Shares to the Trustee promptly following the deposit of the Shares into escrow;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Stockholder hereby constitutes and appoints the Trustee as the Stockholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which the Stockholder is entitled to vote, for and in the name, place and stead of the Stockholder, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise. All power and authority hereby conferred is coupled with an interest granted in consideration of the Trust and is irrevocable. In the event that the Trustee is unable to exercise such power and authority for any reason, the Stockholder agrees to vote all the Shares owned by the Stockholder in accordance with the Trustee's instructions at any such meeting or adjournment thereof, or provide his or her written consent thereto.

         2. The Stockholder hereby covenants and agrees that until this Proxy is terminated in accordance with the terms of Section 5 hereof, the Stockholder will not, and will not agree to, directly or indirectly, grant any proxy or interest in or with respect to the Shares or deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares.

         3. The Stockholder represents and warrants to the Trustee that the Stockholder owns beneficially and of record the 350,000 shares of Series A Convertible Preferred Stock that the Stockholder is transferring to escrow on the date hereof; the
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Stockholder owns the Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as provided herein, the Stockholder has not granted any proxy with respect to the Shares, deposited the Shares into a voting trust or entered into any voting agreement or other arrangement with respect to the Shares.

         4. This Proxy shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Proxy and the rights and obligations hereunder may not be assigned by the Stockholder without the prior written consent of the Trustee.

         5. This Proxy shall remain in effect from the date hereof until the termination of the Escrow Agreement.

         6. The Stockholder acknowledges that this Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Stockholder, by lack of appropriate power or authority or by the occurrence of any other event or events, other than the termination of the Escrow Agreement.

         7. The Stockholder hereby releases the Trustee from any and all claims based on the manner in which the Trustee exercises its right to vote the Shares pursuant to this Proxy.

         8. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by the Trustee to be necessary or desirable to complete the Proxy granted herein or to carry out the provisions hereof.

         9. If any term, provision, covenant, or restriction of this Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

         10. This Proxy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the provisions thereof relating to conflicts of law.

         11. This Proxy may be executed in several counterparts, each of which shall be deemed to be an original but which together shall constitute one and the same document.


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         IN WITNESS WHEREOF, the parties hereto have caused this Proxy to be duly executed on the date first above written.

                                    NEW MOUNTAIN PARTNERS, L.P.

                                    By:  New Mountain Investments, L.P., its
                                         general partner

                                         By:   New Mountain GP, LLC, its general
                                               partner


                                               By:   /s/ Steven B. Klinsky
                                                    ----------------------------
                                                    Name:  Steven B. Klinsky
                                                    Title:    Member



                                    BANK OF AMERICA, N.A., as Trustee


                                             By:     /s/ DeDe Gerhart
                                                    ----------------------------
                                                    Name:  DeDe Gerhart
                                                    Title:    Vice President


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